Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and the 2005 Employee Stock Purchase Plan of our report dated February 10, 2006, with respect to the consolidated financial statements of Website Pros, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Jacksonville, FL

June 9, 2006